040102

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Affinity Gaming
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below) Marc H. Rubinstein Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 3755 Breakthrough Way, Suite 300 (Street Address), Las Vegas (City), Nevada 89135 (Zip Code) Mailing Address (if different from street address): ____ City: ____ Nevada Zip Code: ____
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with *par value:* 210,000,000 Par value per share: $ 0.001 Number of shares *without par value:* ____
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Thomas Benninger (Name) 3755 Breakthrough Way, Suite 300 (Street Address), Las Vegas (City), NV (State), 89135 (Zip Code) 2) Scott Henry (Name) 3755 Breakthrough Way, Suite 300 (Street Address), Las Vegas (City), NV (State), 89135 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	David D. Ross (Name) X [signature] (Incorporator Signature) 3755 Breakthrough Way, Suite 300 (Address), Las Vegas (City), NV (State), 89135 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 12/20/12 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street. Suite 4 Carson City,Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Articles of Incorporation (PURSUANT TO NRS CHAPTER 78) Name of corporation: Affinity Gaming registered Agent for Service of Process: (check only one box) Commercial Registered Agent Noncommercial Registered Agent Office or Position with Entity (name and address below) Marc H. Rubinstein 3755 Breakthrough way, Suite 300 Las vegas, NV 89135 Authorized Stock: (number of shares corporation is authorized to issue) number of shares with par value, 210000000, number of shares without par value, par value $0.001, Names and Addresses of the Board of Directors/Trustees: (each Director/trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees), thomas benniger, scott henry, purpose: (optional; see instructions), the purpose of the corporation shall be:, Name, Address and Signature of Incorporator: (attach additional page if more than one Incorporator), david d. ross, Certificate of Acceptance of Appointment of Registered Agent:, I hereby accept appointment as Registered Agent for the above named Entity., Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity , date, this form must be accompanied by appropriate fees., use black ink only - do not highlight, above space is for office use only, 040102, Nevada secretary of state NRS 78 articles, revised: 3-10-11

AFFINITY GAMING

ARTICLES OF INCORPORATION
Continuation Article 4. - Additional Directors

DON KORNSTEIN
3755 Breakthrough Way, Suite 300
Las Vegas, NV 89135

DAVID D. ROSS
3755 Breakthrough Way, Suite 300
Las Vegas, NV 89135

MICHAEL D. RUMBOLZ
3755 Breakthrough Way, Suite 300
Las Vegas, NV 89135

Addendum to
Articles of Incorporation
Affinity Gaming
(Pursuant to NRS Chapter 78)

1.     Name of Corporation: Affinity Gaming (the “Corporation”)

2.     Registered Agent for Service of Process:
Marc H. Rubinstein
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

3.    Authorized Stock:    Number of common shares with par value: 200,000,000
Par value per share:    $0.001
Number of common shares without par value: 0

Number of preferred shares with par value: 10,000,000
Par value per share:    $0.001
Number of preferred shares without par value: 0

4.    Names and Addresses of the Board of Directors:

Thomas M. Benninger
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

Scott D. Henry
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

Don R. Kornstein
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

David D. Ross
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

Michael Rumbolz
3755 Breakthrough Way
Suite 300

Las Vegas, NV 89135

5.    Purpose: The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.

6.    Name, Address and Signature of Incorporator:

David D. Ross
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

/s/ David D. Ross

7.    Certificate of Acceptance of Appointment of Registered Agent:

Marc H. Rubinstein
3755 Breakthrough Way
Suite 300
Las Vegas, NV 89135

/s/ Marc H. Rubinstein

8.    Indemnification; Director and Officer Liability

In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article 10 hereof).

The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the Nevada Revised Statutes are hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Any repeal or modification of the foregoing provisions of this Article 8 by the stockholders of the Corporation or of the indemnification provisions of the Bylaws by the Board of Directors or the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing prior to the date when such repeal or modification becomes effective.

9.    Existence

The Corporation shall have perpetual existence.

10.     Gaming

10.1    Definitions. For purposes of this Article 10, the following terms shall have the meanings specified below:

(a)“Affiliate” shall mean a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. For the purpose of this Section 10.1(a) of Article 10, “control,” “controlled by” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. “Affiliated Companies” shall mean those partnerships, corporations, limited liability companies, trusts or other entities that are Affiliates of the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws.

(b)“Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino or other enterprise, including, without limitation, race books, sports pools, slot machines, gaming devices, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems and associated equipment and supplies.

(c)“Gaming Authorities” shall mean all international, foreign, federal, state, local and other regulatory and licensing bodies and agencies with authority over Gaming within any Gaming Jurisdiction. “Gaming Jurisdiction” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted.

(d)“Gaming Laws” shall mean all laws, statutes, ordinances and regulations pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming within any Gaming Jurisdiction, and all orders, decrees, rules and regulations promulgated by such Gaming Authority thereunder.

(e)“Gaming Licenses” shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions and entitlements issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities.

(f)“Own,” “Ownership,” or “Control,” (and derivatives thereof) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 promulgated by the United States Securities and Exchange Commission (as now or hereafter amended), or (iii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of Securities, by agreement, contract, agency or other manner.

(g)“Person” shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

(h)“Redemption Date” shall mean the date specified in the Redemption Notice as the date on which the shares of the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Corporation.

(i)“Redemption Notice” shall mean that notice of redemption given by the Corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to this Article 10. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of shares of the Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such shares shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

(j)“Redemption Price” shall mean the price to be paid by the Corporation for the Securities to be redeemed pursuant to this Article 10, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid, that amount determined by the board of directors to be the fair value of the Securities to be redeemed; provided, however, that the price per share represented by the Redemption Price shall in no event be in excess of the closing sales price per share of shares on the principal national securities exchange on which such shares are then listed on the trading date on the day before the Redemption Notice is deemed given by the Corporation to the Unsuitable Person or an Affiliate of an Unsuitable Person or, if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the Nasdaq

National Market or Small Cap Market or, if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by any other generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the board of directors determines. Any promissory note shall contain such terms and conditions as the board of directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Corporation or any Affiliate of the Corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Corporation or any Affiliate of the Corporation. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of 2% per annum.

(k)“Securities” shall mean the capital stock of the Corporation.

(l)“Unsuitable Person” shall mean a Person who (i) is determined by a Gaming Authority to be unsuitable to Own or Control any Securities or unsuitable to be connected or affiliated with a Person engaged in Gaming Activities in a Gaming Jurisdiction, or (ii) causes the Corporation or any Affiliated Company to lose or to be threatened with the loss of any Gaming License, or (iii) in the sole discretion of the board of directors of the Corporation, is deemed likely to jeopardize the Corporation’s or any Affiliated Company’s application for, receipt of approval for, right to the use of, or entitlement to, any Gaming License.

10.2.     Finding of Unsuitability.

(a)The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to redemption by the Corporation, out of funds legally available therefor, by action of the board of directors, to the extent required by the Gaming Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the board of directors. If a Gaming Authority requires the Corporation, or the board of directors deems it necessary or advisable, to redeem any such Securities, the Corporation shall give a Redemption Notice to the Unsuitable Person or its Affiliate and shall purchase on the Redemption Date the number of shares of the Securities specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such shares and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. Such Unsuitable Person or its Affiliate shall surrender the certificates representing any shares to be redeemed in accordance with the requirements of the Redemption Notice.

(b)Commencing on the date that a Gaming Authority makes a determination of unsuitability or the board of directors determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall not be entitled: (i) to receive any dividend or interest with regard to the Securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the shares of capital stock of the Corporation entitled to vote, or (iii) to receive any remuneration in any form from the Corporation or any Affiliated Company for services rendered or otherwise.

10.3     Notices. All notices given by the Corporation pursuant to this Article, including Redemption Notices, shall be in writing and may be given by mail, addressed to the Person at such Person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed given at the time deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable and such notice shall be deemed to be given at the time of receipt thereof, if given personally, or at the time of transmission thereof, if given by telegram, facsimile, telex or cable.

10.4.     Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ fees, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s or Affiliate’s continuing Ownership or Control of Securities, the neglect, refusal or other failure to comply with the provisions of this Article 10, or failure to promptly divest itself of any Securities when required by the Gaming Laws or this Article 10.

10.5.     Injunctive Relief. The Corporation is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article 10 and each holder of the Securities of the Corporation shall be deemed to have acknowledged, by acquiring the Securities of the Corporation, that the failure to comply with this Article 10 will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive or other equitable relief to enforce the provisions of this Article.

10.6.     Non-exclusivity of Rights. The Corporation’s rights of redemption provided in this Article 10 shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, provision of the bylaws or otherwise.

10.7.     Further Actions. Nothing contained in this Article 10 shall limit the authority of the board of directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation or its Affiliated Companies from the denial or threatened denial or loss or threatened loss of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the board of directors may conform any provisions of this Article 10 to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the board of directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article 10 for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article 10. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of its Affiliated Companies and with the transfer agent, if any, of the Corporation and any Affiliated Companies, and shall be made available for inspection by the public and, upon request, mailed to any holder of Securities. The board of directors shall have exclusive authority and power to administer this Article 10 and to exercise all rights and powers specifically granted to the board of directors or the Corporation, or as may be necessary or advisable in the administration of this Article 10. All such actions which are done or made by the board of directors in good faith shall be final, conclusive and binding on the Corporation and all other Persons; provided, however, that the board of directors may delegate all or any portion of its duties and powers under this Article 10 to a committee of the board of directors as it deems necessary or advisable.

10.8.    Severability. If any provision of this Article 10 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article 10.

10.9.     Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the board of directors may waive any of the rights of the Corporation or any restrictions contained in this Article 10 in any instance in which the board of directors determines that a waiver would be in the best interests of the Corporation. The board of directors may terminate any rights of the Corporation or restrictions set forth in this Article 10 to the extent that the board of directors determines that any such termination is in the best interests of the Corporation. Except as may be required by a Gaming Authority, nothing in this Article 10 shall be deemed or construed to require the Corporation to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

11.     Matters Concerning Capital Stock

11.1    Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is two hundred ten million (210,000,000) shares, consisting of (a) two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted and restrictions imposed upon the shares of each class are as follows:

11.2    Common Stock. Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of stockholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common stockholders is required or requested.

11.3    Preferred Stock. The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, including, without limitation, complying with the provisions of NRS 78.1955, to provide for the issue of such series of shares of Preferred Stock, and to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. Each series of shares of Preferred Stock:

(a)may have such voting powers, full or limited, or may be without voting powers;

(b)may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

(c)may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d)may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e)may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments; and

(f)may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

12.     Corporate Opportunities

12.1    Competition and Corporate Opportunities.  Neither any director of the Corporation nor any Affiliate (as defined below) of a director of the Corporation shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies (as defined below), and neither any director nor any officer or director of such director of the Corporation (except as provided herein or in Article 12.2 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of a director or such director’s Affiliate. In the event that a director or the Corporation or any Affiliate of a director of the Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its Affiliates, except as set forth in Article 12.2 below, neither the director nor any Affiliate of the director shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliates and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that the director or any Affiliate of the director pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation. As used in this Article 12, “Affiliate” has the meaning given to such term in Rule 12b-2 promulgated by the SEC under the Exchange Act, and “Affiliated Companies” means those companies directly or indirectly affiliated or under common ownership or control with the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in applicable gaming laws) that are registered or licensed under applicable gaming laws.

12.2    Allocation of Corporate Opportunities.  A corporate opportunity offered to any person who is a director or officer of the Corporation shall belong to the Corporation only if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation. In such event, the director shall have a duty to give written notice to the Corporation of such potential transaction or corporate opportunity. If the Corporation either (a) responds, in writing, to the director within twenty (20) days following receipt of the written notice from the director that the Corporation has no interest in pursuing the potential transaction or corporate opportunity or (b) fails to respond, in writing, to the director within twenty (20) days following receipt of the written notice from the director, then the director or its Affiliate may pursue the potential transaction or corporate opportunity and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that such director or any of its Affiliates pursues or acquires such corporate opportunity for itself, or directs such corporate opportunity to another person.

13.     Board of Directors; Number; Election

The number of directors which constitute the entire Board of Directors of the Corporation and the manner of their election shall be designated in the bylaws of the Corporation.